UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 2, 2009, the Company and Pratt & Whitney Power Systems, Inc. (“Pratt & Whitney”) entered into a gas turbine generator purchase order with respect to the purchase of three gas turbines for the Company’s new 200-megawatt Mill Creek Generating Station, which is currently under construction near Anaconda, Montana. The purchase price for the turbines, and related services and warranties, is approximately $82 million. The Company may extend the services and warranties for additional payments. The terms of the purchase order call for the gas turbines to be delivered in 2010. The agreement contains delivery schedules and performance guarantees, along with provisions for liquidated damages if those guarantees are not met by Pratt & Whitney. The Company may terminate the purchase order at any time for convenience; upon such termination, the Company would be obligated to pay agreed cancellation fees to Pratt & Whitney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel and Corporate Secretary

Date: July 9, 2009

3